                                                                   EXHIBIT 10.11

                             PROCESSING AGREEMENT

                                by and between

                         Aluminum Company of America

                          (Rigid Packaging Division)

                                      and

                              IMCO Recycling Inc.

                    DATED:  Effective as of January 1, 1994

                               TABLE OF CONTENTS
                               -----------------

     Description                                                    Page
     -----------                                                    ----
ARTICLE 1. UTILIZATION OF THE FACILITY............................     2
     Section 1.01 Conversion of Furnaces..........................     2
     Section 1.02 Processing Commitment...........................     2

ARTICLE II. AGREEMENT TO TOLL.....................................     3
     Section 2.01 Toll Requirements...............................     3
     Section 2.02 Supply Obligations..............................     4
     Section 2.03 Records.........................................     5
     Section 2.04 Alcoa Default and IMCO Remedies.................     5
     Section 2.05 IMCO Default and Alcoa Remedies.................     6
     Section 2.06 Deficiency Payments.............................     7

ARTICLE III. TERM.................................................    11
     Section 3.01 Term............................................    11
     Section 3.02 Expansion.......................................    12
     Section 3.03 Final Contract Year.............................    13

ARTICLE IV. TOLLING...............................................    14
     Section 4.01 Tolling Operation...............................    14

ARTICLE V.
 PRICE, PACKAGING AND TERMS AND CONDITIONS OF SALE................    15
     Section 5.01 Price...........................................    15
     Section 5.02 Price Adjustment................................    15
     Section 5.03 Packaging and Delivery Procedure................    15
     Section 5.04 Terms and Conditions of Sale....................    15

ARTICLE VI. TITLE AND RELATED RIGHTS..............................    15
     Section 6.01 Invoices and Documentation......................    15
     Section 6.02 Title...........................................    16
     Section 6.03 Disclaimer of Other Warranties..................    16

ARTICLE VII. ENVIRONMENTAL........................................    17
     Section 7.01 By-Products and Residues Generated by IMCO......    17
     Section 7.02 Worker Exposure.................................    17
     Section 7.03 Notice of Non-Compliance........................    19
     Section 7.04 Indemnity.......................................    19

ARTICLE VIII. FORCE MAJEURE.......................................    20
     Section 8.01 Force Majeure...................................    20

ARTICLE IX.     PROPRIETARY AND CONFIDENTIAL INFORMATION..........     21
     Section 9.01 Proprietary Information.........................     21
     Section 9.02 Non-Disclosure..................................     23
     Section 9.03 Procedures......................................     24
     Section 9.04 Labeling Confidential Information...............     24
     Section 9.05 Equitable Relief................................     24

ARTICLE X. NOTICES AND COMMUNICATIONS.............................     24
     Section 10.01 Notices and Communications.....................     24

ARTICLE XI. INSPECTION; REJECTIONS AND RETURNS....................     26
     Section 11.01 Inspection; Rejection and Returns..............     26

ARTICLE XII. DELIVERY COSTS.......................................     27
     Section 12.01 Cost Allocation................................     27

ARTICLE XIII. DELIVERY INSTRUCTIONS...............................     27
     Section 13.01 Direction......................................     27

ARTICLE XIV. SPECIFICATIONS.......................................     27
     Section 14.01 Conformity.....................................     27

ARTICLE XV. INDEPENDENT STATUS OF PARTIES AND LIMITATION
               OF AUTHORITY ......................................     27
     Section 15.01 Independent Status of Parties..................     27

ARTICLE XVI. INDEMNITY............................................     28
     Section 16.01 Alcoa's Indemnity..............................     28
     Section 16.02 IMCO's Indemnity...............................     28

ARTICLE XVII. TERMINATION.........................................     29
     Section 17.01 Termination....................................     29

ARTICLE XVIII. REPRESENTATIONS....................................     30
     Section 18.01 Representations of Alcoa.......................     30
     Section 18.02 Representations of IMCO........................     31

ARTICLE XIX. INSURANCE............................................     32
     Section 19.01 Minimum Coverages..............................     32

ARTICLE XX. TAXES.................................................     33
     Section 20.01 Taxes..........................................     33

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
ARTICLE XXI. BAILMENT..........................................        33
Section 21.01 BAILMENT.........................................        33

ARTICLE XXII. SETTLEMENT OF DISPUTES...........................        34
Section 22.01 Referral to Officers.............................        34

ARTICLE XXIII. MISCELLANEOUS...................................        34
Section 23.01 Benefit And Assignment...........................        34
Section 23.02 Non-Waiver.......................................        35
Section 23.03 Severability.....................................        36
Section 23.04 Entire Agreement.................................        36
Section 23.05 Captions.........................................        37
Section 23.06 Governing Law....................................        37
Section 23.07 Further Assurances...............................        37
Section 23.08 Finder's and Broker's Fees.......................        37
Section 23.09 Counterparts.....................................        37
Section 23.10 Time of the Essence..............................        38
Section 23.11 Approvals........................................        38
Section 23.12 Exhibits and Schedules...........................        38
Section 23.13 Substantiation...................................        38
Section 23.14 References.......................................        38

                             PROCESSING AGREEMENT

     This Processing Agreement (the "Agreement") is made and entered into effective as of the 1st day of January, 1994, by and between the Rigid Packaging Division of Aluminum Company of America, a Pennsylvania corporation with its principal place of business at 1100 Riverview Tower, 900 South Gay Street, Knoxville, Tennessee 37902 (referred to in this Agreement and Exhibits as "Alcoa") and IMCO Recycling Inc., a Delaware corporation with its principal executive offices at 5215 North O'Connor Blvd., Suite 940, Central Tower at Williams Square, Irving, Texas 75039 (referred to in this Agreement and Exhibits as "IMCO").

                                  WITNESSETH:

     WHEREAS, Alcoa is engaged in the business of producing aluminum rolled products at its rolling mill facility in Alcoa, Tennessee (the "Alcoa Plant"); and

     WHEREAS, Alcoa produces or acquires (a) used beverage containers ("UBC's"),
(b) dross, (c) scrap and (d) ingot with respect to its operations at the Alcoa Plant which, with further processing, can be recovered and recycled as Remelt Scrap Ingot ("RSI") or molten metal ("Molten Metal"); and

     WHEREAS, IMCO owns and operates a recycling and processing facility in Rockwood, Tennessee (the "Facility") for the purpose of recycling dross, UBC's, and aluminum scrap into RSI and Molten Metal; and

     WHEREAS, the parties desire to enter into a processing agreement whereby IMCO will provide tolling/converting services to Alcoa to satisfy Alcoa's requirements of secondary metal in the form of RSI and Molten Metal and Alcoa will purchase said services from IMCO; and

     WHEREAS, IMCO desires to have assurances from Alcoa that Alcoa will deliver certain specified quantities of dross, UBC's, aluminum scrap and concentrates and other metal units to be processed by IMCO at the Facility ("Specified Deliveries"); and

     WHEREAS, in consideration of such Specified Deliveries, IMCO has agreed to produce and process secondary metal in the form of RSI and Molten Metal of particular quality and at certain agreed to designations, all as provided herein.

     NOW, THEREFORE, for Ten and No/100 Dollars ($10.00) and in consideration of and in reliance upon the mutual covenants and conditions set forth herein, the sufficiency of which is hereby acknowledged, Alcoa and IMCO agree as follows:

                    ARTICLE 1. UTILIZATION OF THE FACILITY

     Section 1.01 Conversion of Furnaces. IMCO has converted two (2) of its
     -----------------------------------
rotary furnaces at the Facility to Molten Metal delivery capability specifications so that at the Effective Date of this Agreement (as defined in Section 3.01 of this Agreement) IMCO has a total of six (6) furnaces in the Facility having Molten Metal delivery capabilities, which, in the aggregate, shall represent a total recycling capacity at the Facility (the "Plant Capacity") of 18 million pounds per month.

     Section 1.02 Processing Commitment. It is intended that Alcoa shall be the
     ----------------------------------
principal customer of the Facility and shall always receive priority scheduling and toll conversion pricing over IMCO's other customers of the facility. Subject to the terms of this agreement, IMCO shall toll/convert the quantities of Alcoa's Product (as defined in Section 4.01 below) delivered for toll/conversion as set forth in this

Agreement. So long as IMCO at all times meets its tolling and supply obligations to Alcoa hereunder, it shall not be prohibited from tolling or selling any ingot or molten metal it produces at the Facility.

                         ARTICLE II. AGREEMENT TO TOLL

     Section 2.01 Toll Requirements. It is intended that, to the extent that the
     ------------------------------
Alcoa Plant requires external secondary processing and recycling of Product, that IMCO shall be the principal and preferred supplier of such services. The target monthly volume of deliveries by Alcoa to the Facility shall be 15 million pounds per month for the Initial Term of this Agreement, as it may be extended in accordance with the terms hereof. With respect to the Alcoa Plant, IMCO shall be Alcoa's (i) exclusive external source of secondary processing and recycling of Product, in an amount up to the target monthly volume of 15 million pounds, and (ii) primary and preferential external source of processing of Product in excess of 15 million pounds per month up to the maximum capacity of the Facility provided that prices, terms, and services provided to Alcoa by IMCO with respect to such incremental volumes exceeding 15 million pounds per month are substantially similar to those provided by IMCO's competitors. The target monthly delivery requirements of Alcoa may be subject to adjustment as provided in Sections 3.02 and 3.03 of this Agreement. Notwithstanding the above, it is understood that, from time to time, the external processing requirements of the Alcoa Plant may not achieve the target monthly level. During such months and so long as the Alcoa Plant is not utilizing any other external secondary processor, target volumes shall be deemed to have been met, except during the final Contract Year of this Agreement, for purposes of Deficiency Payments calculations as set forth in Section 2.06.

     Section 2.02 Supply Obligations. As contemplated in Section 2.01 above, at
     -------------------------------
any time other than the final Contract Year during which Alcoa is not delivering the target volume of 15 million pounds per month, subject to adjustment as provided in Section 3.02, of Product (as defined in Section 4.01 below) to the Facility for processing by IMCO, and is utilizing a third party or third parties other than IMCO for secondary processing with respect to the Alcoa Plant or, during the Initial Term of this Agreement, is accepting molten metal deliveries from a third party processor under tolling arrangements with another third party, Alcoa will be liable to IMCO for a Deficiency Payment as defined in
Section 2.06. During the final Contract Year, Alcoa will be liable to IMCO for a Deficiency Payment in the event that Alcoa does not deliver the monthly minimum requirement of nine (9) million pounds of Product as provided in Section 3.03 hereof.

     After the Initial Term and in the event that Alcoa is unable to deliver to IMCO the target volume of Product for secondary processing directly as a result of entering into any arrangement or arrangements whereby Alcoa would accept molten metal deliveries from a third party processor under tolling arrangements with another third party, Alcoa agrees to use its best efforts to secure for IMCO preferential status as secondary processor in such a tolling arrangement. Additionally, if and to the extent at any time and from time to time that the Alcoa Plant is unable, for any reason, to deliver the target monthly volume of Product for processing to the Facility, Alcoa agrees that during such period of time IMCO will be accorded preferential status by Alcoa with respect to deliveries of Product for secondary processing from Alcoa's facilities other than the Alcoa Plant, provided that prices, terms, and services provided to Alcoa by IMCO are substantially similar to those provided by IMCO's competitors.

     Section 2.03 Records.  IMCO shall not co-mingle the Product, processing by-
     --------------------
products and residues, dunnage, or finished products relating to any other customers at the Facility with those of Alcoa. IMCO shall maintain and make available to Alcoa accurate and complete records of the Product, processing by-products and residues, dunnage, and finished products relating to services performed for Alcoa under this Agreement. The exact content of such records shall include such detail as may reasonably be requested by Alcoa from time to time but shall include, and not be limited to, the data described in Exhibit "A".

     Section 2.04 Alcoa Default and IMCO Remedies. Alcoa default for the
     --------------------------------------------
purposes of this Agreement shall mean (i) Alcoa's failure to deliver at least 12 million pounds of Product per month to IMCO at the Facility for a period of three (3) consecutive months, which failure is a result of Alcoa's utilization of or arrangement(s) with any third party or third parties for secondary processing with respect to the Alcoa Plant as described in Section 2.02; (ii) Alcoa's failure to pay IMCO the payment amounts referred to in Section 5.01 and specified in Exhibit "C", as such amounts may be adjusted in accordance with the terms hereof; (iii) Alcoa's failure to pay IMCO any Deficiency payments when due and owing by Alcoa to IMCO as provided in

     Section 2.06; (iv) failure by Alcoa to honor Alcoa's indemnity agreements hereunder; (v) Alcoa's failure to pay IMCO an invoice issued pursuant to the terms of Section 6.01; or (vi) any other failure or refusal by Alcoa to perform its material obligations hereunder, provided that IMCO has given written
                                    --------
notification of such failure to Alcoa; and provided further that for so long as
                                           -------- -------
any such matter has been referred for resolution pursuant to Section 22.01 of this Agreement, then any such default shall be deemed to be continuing (unless cured) but any remedial action by IMCO with respect to such default shall be suspended for such time as the provisions of such Section 22.01 are operative.

     Alcoa acknowledges that IMCO is relying upon Alcoa's minimum delivery requirements as described in Section 2.01, above, and that without Alcoa's covenant to deliver the minimum quantities specified herein, IMCO would not be willing to dedicate to Alcoa the total capacity of the Facility or to construct certain planned expansions of the Facility. In the event of an Alcoa default and not as a limitation of any other right or remedy as expressed in Section 23.02 below, IMCO may elect (i) to seek specific performance of Alcoa's contractual obligations hereunder, (ii) damages, or (iii) to the extent not inconsistent under the circumstances, both specific performance and damages.

     Section 2.05 IMCO Default and Alcoa Remedies. IMCO default for purposes of
     --------------------------------------------
this Agreement shall mean (i) IMCO's failure to toll convert at least 12 million pounds of Product per month and deliver to Alcoa the RSI and Molten Metal recovered therefrom in the volumes required by Alcoa, which failure persists for a period of three (3) consecutive months, and which is a result of IMCO's utilization of the Facility for secondary processing of Product for third parties other than Alcoa and not a result of Alcoa's failure to deliver the minimum quantities of Product as set forth herein; (ii) failure by IMCO to honor IMCO's indemnity agreements hereunder; (iii) or any other failure or refusal by IMCO to perform its material obligations hereunder, provided that Alcoa has
                                                    --------
given written notification of such failure to IMCO; and provided further that
                                                        -------- -------
for so long as any such matter has been referred for resolution pursuant to
Section 22.01 of this Agreement, then any such default shall be deemed to be continuing (unless cured) but any remedial action by Alcoa with respect to such default shall be suspended for such time as the provisions of such Section 22.01 are operative.

     IMCO acknowledges that Alcoa is relying upon IMCO's minimum processing commitment as described in Section 1.02 above, and that without IMCO's covenant to process the minimum quantities specified herein, Alcoa would not be willing to commit to IMCO the quantity of Product hereunder. In the event of an IMCO default and not as a limitation of any other right or remedy as expressed in
Section 23.02 below, Alcoa may elect (i) to seek specific performance of IMCO's contractual obligations hereunder, (ii) damages, or (iii) to the extent not inconsistent under the circumstances, both specific performance and damages.

     Section 2.06 Deficiency Payments. (a) In the event that Alcoa fails to
     --------------------------------
deliver with respect to any Contract Month (as defined in Section 3.01) at least 15 million pounds of Product to IMCO at the Facility (provided that IMCO has the capability to process at least 15 million pounds of Product during such Contract Month) which failure to deliver is a result of Alcoa's utilization of or arrangement(s) with any third party or third parties for secondary processing (as described in
Section 2.02) with respect to the Alcoa Plant (a "Deficiency"), Alcoa shall, subject to the terms of this Section 2.06, be liable to IMCO for a Deficiency payment equal to $0.01 per pound of the amount of the Deficiency. Such Deficiency amounts, if any, will be calculated and computed on a monthly basis by IMCO and communicated in writing to Alcoa. Deficiencies in subsequent months will be added to accumulated Deficiencies incurred in prior months. Any pounds of Product delivered in a particular Contract Month which exceed 15 million pounds with respect to that month ("Overages") shall be credited against any accumulated Deficiencies, calculated in accordance with paragraph (b) below. If, as of the end of a Contract Year (as defined in Section 3.01 below), a net cumulative Deficiency amount exists, calculated as provided herein, Alcoa will pay IMCO the net Deficiency payment within sixty (60) days after the end of such Contract Year. If, as of the end of a Contract Year, a net cumulative Overage amount exists, calculated as provided herein, the Overage shall be carried over to the next Contract Year; provided that any Overage amount so carried over from
                           --------
a prior Contract Year and not fully utilized in the current Contract Year shall not be eligible to be carried over to and applied in any subsequent Contract Year.

     (b) When a Deficiency occurs with respect to any Contract Month, the amount of the Deficiency up to one million pounds shall be classified as a "Class I Deficiency." If such Deficiency exceeds one million pounds, the amount of the

Deficiency which exceeds one million pounds up to three million pounds shall be classified as a "Class II Deficiency." If such Deficiency exceeds three million pounds, the amount of the Deficiency that exceeds three million pounds shall be classified as a "Class III Deficiency." Thus, with respect to a Deficiency of four million pounds incurred with regards to any Contract Month, one million pounds shall be categorized as a Class I Deficiency, two million pounds shall be categorized as a Class II Deficiency and one million pounds shall be categorized as a Class III Deficiency.

     Any Overages shall be credited against Deficiency amounts in order to reduce cumulative Deficiencies. Such Overages (including carried over cumulative Overages) shall be credited against such Deficiency amounts calculated as follows:

                     Class I            Class II         Class III
                     Deficiency         Deficiency       Deficiency
                     ----------         ----------       ----------

Monthly Deficiency   less than          1,000,000        more than
amount (in pounds    1,000,000          to               3,000,000
of Product)                             3,000,000


Percentage of
each Overage pound
to be credited             100%                75%              50%
against Deficiency
pounds by Class of
Deficiency

     In this respect, if a Deficiency of one million pounds is incurred with respect to a Contract Month, any Overage of one million pounds (or any portion thereof equal to one million pounds) will be 100% credited against such Deficiency and eliminate such Deficiency.

     If a Deficiency of four million pounds is incurred in a Contract Month, an Overage of five million, six hundred sixty six thousand, six hundred and sixty seven (5,666,667) pounds would be required to eliminate such Deficiency, computed as follows:

     First:  one million pounds of Overage would be 100% credited against
     -----
the first one million pounds of the total Deficiency (the Class I Deficiency);

     Second: two million, six hundred sixty six thousand, six hundred
     ------
sixty seven (2,666,667) pounds of Overage would be credited against the next two million pounds of the Deficiency (the Class II Deficiency); and

     Third:  two million pounds of Overage would be credited against the next
     -----
one million pounds of the Deficiency (the Class III Deficiency).

     Current Overages and Overages previously created and carried over shall be credited against currently-incurred and accumulated Deficiencies in the following order:

     First -   against Class I Deficiencies;
     -----
     Second -  against Class II Deficiencies; and
     ------
     Third -   against Class III Deficiencies.
     -----

     Any Deficiencies remaining after fully utilizing current and carried-over Overages shall be carried over to subsequent periods and shall continue to be categorized in the same Class until eliminated by subsequent Overages or until Deficiency payments with respect thereto are paid.

     (c) During the final Contract Year of this Agreement, any Overage balance accumulated during and remaining at the end of the prior Contract Year shall be rolled over, but Alcoa shall not have the right to accrue any further Overage amounts incurred during the final Contract Year. In the event that Alcoa does not deliver the monthly minimum requirement of nine (9) million pounds of Product as provided in Section 3.03 hereof, Alcoa shall be liable for the Deficiency payment resulting from the Deficiency thereby created, without any right to credit any new Overage against such Deficiencies. In addition, for the purposes of the immediately preceding sentence, any Deficiency calculated with respect to any Calendar Month during the final Contract Year shall be deemed incurred (i) so long as IMCO has the capability to process at least nine million pounds of Product for such Contract Month, and (ii) regardless of whether Alcoa's failure to deliver the requisite nine (9) million pounds per month is a result of Alcoa's utilization of or arrangement(s) with any third party or third parties for secondary processing with respect to the Alcoa Plant. The final Deficiency payment shall be payable by Alcoa within sixty (60) days after the termination of this Agreement.

                               ARTICLE III. TERM

     Section 3.01 Term. This Agreement shall be effective as of January 1, 1994
     -----------------
(the "Effective Date"). Subject to the termination provisions of Section 16.01 below, the obligations of the parties with respect to the delivery and the processing of Product (as defined in Section 4.01) shall commence at the beginning of the First Contract Year, as defined in this Section 3.01, and shall be in effect for a three (3) year term thereafter (the "Initial Term"), unless further extended or terminated as herein provided. On the last day of each Contract Year, the term of this Agreement shall automatically be extended by one (1) additional Contract Year so that the Agreement will be in effect for three (3) Contract Years from and after such last day of each such Contract Year, unless written notice of termination has been given by either party to the other as provided herein. If notice of termination is given at any time during the First Contract Year, the Agreement will expire at the end of the Initial Term. If notice of termination is given at any time after the First Contract Year, the Agreement will terminate on the second anniversary date of the last day of the particular Contract Year in which the notice of termination is given. For purposes of this Agreement the term "Contract Year" shall refer to a consecutive twelve (12) month period commencing on January 1st of each year, with the First Contract Year commencing on January 1, 1994. Similarly, "Contract Quarter" shall refer to each consecutive three (3) month period beginning on the first day of the Contract Year and "Contract Month" shall refer to a full calendar month within a Contract Year.

     Section 3.02 Expansion. At a time and place to be agreed upon prior to the
     ----------------------
end of each calendar year while this Agreement is in effect, IMCO and Alcoa will meet to review their respective annual volume requirements and their projected overall volume requirements and will each use their reasonable best efforts to determine whether any expansion of the Facility should be implemented. At or following the end of the second Contract Year during the term of this Agreement, IMCO may elect to expand the Facility by constructing two additional Molten Metal furnaces so that the Plant capacity would be increased to 24 million pounds per month. If such expansion is undertaken, Alcoa shall have the right to elect to have such additional incremental capacity at the Facility (i.e., that amount above 18 million pounds per month) (the "Incremental Capacity") dedicated to Alcoa, which would be evidenced by a written amendment of this Agreement to reflect such modifications as agreed to by the parties. If Alcoa chooses not to have such Incremental Capacity so dedicated to it, IMCO shall be free to utilize such Incremental Capacity for IMCO's other customers, and while Alcoa may continue to use the services of the Facility to the extent of more than 18 million pounds per month, its usage with respect to such incremental amounts shall be governed by mutual agreement between IMCO and Alcoa and the then-prevailing market terms at the time of such usage from time to time by Alcoa.

     Section 3.03 Final Contract Year. Notwithstanding any provision in this
     --------------------------------
Agreement to the contrary, during the final Contract Year of this Agreement, after a notice of termination has been given as provided herein, the processing volumes committed hereunder by Alcoa to IMCO may be reduced by agreement of the parties; provided however that in such event, the minimum monthly delivery
         -------- -------
requirements of Alcoa with respect to Product shall be reduced from the monthly requirement level in effect immediately prior to the first day of the final Contract Year to a level equal to nine (9) million pounds per month, and the remaining terms and conditions of this

Agreement shall remain in full force and effect as they pertain to such nine (9) million pounds per month minimum level with respect to such final Contract Year.

                              ARTICLE IV. TOLLING

     Section 4.01 Tolling Operation.
     ------------------------------

     (a) For purposes of this Agreement, Product shall be classified into the categories of dross, UBC's, RSI, aluminum scrap (Class I, II and III), concentrates and other agreed upon material (the "Product").

     (b) IMCO shall, as part of its tolling operations, supply and at all times maintain at its expense a sufficient number of crucibles and sow molds necessary to comply with its supply obligations under this Agreement.

     (c) IMCO represents and warrants that it: (i) shall promptly and before commencing work procure, at its own expense, all permits and licenses necessary to carry out its obligations under this Agreement (including licenses to transact business), and shall maintain such permits and licenses in effect during its performance of this Agreement; (ii) possesses the requisite qualifications for processing the Products as contemplated by this Agreement;
(iii) possesses sufficient business, professional and technical expertise in order to handle, load, transport, treat, store and dispose of any processing by-products and residues; (iv) possesses or will possess the equipment, plant and employee resources required to perform the Agreement; and (v) shall comply in all material respects with all applicable federal, state and local laws, rules, regulations and ordinances necessary for it to carry out its obligations hereunder, including but not limited to applicable environmental laws, rules and regulations.

                                  ARTICLE V.

               PRICE, PACKAGING AND TERMS AND CONDITIONS OF SALE

     Section 5.01 Price. For the performance by IMCO of the processing described
     ------------------
in this Agreement, Alcoa shall pay IMCO as set forth in Exhibit "B" which is attached hereto and made a part hereof.

     Section 5.02 Price Adjustment. From and after the First Contract Year, the
     -----------------------------
prices referred to in Section 5.01 above and Exhibit "B" hereto shall be subject to adjustment from time to time in the manner specified in Exhibit "C" which is attached hereto and made a part hereof.

     Section 5.03 Packaging and Delivery Procedure. Packaging, preparation for
     ---------------------------------------------
transport, delivery, and identification of RSI, Molten Metals and Product shall be in accordance with Exhibit "A" hereto.

     Section 5.04 Terms and Conditions of Sale. All orders placed and services
     -----------------------------------------
performed pursuant to this Agreement shall be subject to the terms of this Agreement. Notwithstanding the fact that either party may submit purchase orders, acknowledgments, invoices, or similar documentation, any terms or conditions contained in said documents or instruments inconsistent with the terms of this Agreement shall be superseded by the terms hereof.

                     ARTICLE VI. TITLE AND RELATED RIGHTS

     Section 6.01 Invoices and Documentation.
     ---------------------------------------

     (a) IMCO shall issue to Alcoa (i) invoices on a semi-monthly basis covering Base Toll Conversion Charges as described in Exhibit "B"; and (ii) invoices on a monthly basis covering Molten Metal delivery charges. Alcoa shall pay all such invoices within thirty (30) days from the date of the invoice.

     (b) All invoices shall refer to this Agreement and shall show the precise quantities of materials which are covered thereby.

     (c) IMCO shall provide Alcoa with the original copy of all Bills of Lading on shipments made by it of Alcoa material or converted materials.

     (d) IMCO and Alcoa agree to use their reasonable best efforts to cooperate and work toward the streamlining and simplification of the documentation required with respect to shipments and billing, to the extent reasonably practicable under the circumstances.

     Section 6.02 Title. All Product supplied by Alcoa to IMCO under the
     ------------------
terms of this Agreement, as well as the resulting RSI and/or Molten Metal, shall at all times remain the sole property of and be at all times titled in the name of Alcoa. IMCO will take no action nor omit to take any action that could cause a diminution of such title or allow a lien, security interest or other encumbrances to be placed upon said property.

     Section 6.03 Disclaimer of Other Warranties. EXCEPT FOR ANY EXPRESS
     -------------------------------------------
WARRANTIES CONTAINED IN THIS AGREEMENT, IMCO MAKES NO WARRANTY THAT THE PRODUCT OR SERVICE COVERED BY THIS AGREEMENT IS MERCHANTABLE OR FIT FOR ANY PARTICULAR PURPOSE AND THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, WHICH EXTEND BEYOND THIS AGREEMENT.

                          ARTICLE VII. ENVIRONMENTAL

     Section 7.01 By-Products and Residues Generated by IMCO. All by-products of
     -------------------------------------------------------
and/or residues generated by IMCO from the processing of the Products, including salt cake derivatives, shall be owned by IMCO. As part of the processing fee paid by Alcoa, IMCO shall arrange for the proper handling of such by-products and/or residues. For salt cake, proper handling includes at a minimum the storage of such material in a landfill designed, constructed and operated in accordance with RCRA Subtitle "C" requirements (or any such subsequently-promulgated successor requirements) as in effect as of the time that such landfill is first constructed. IMCO represents and warrants to Alcoa that, other than permitting requirements, the landfill or landfills to be used by IMCO for the disposal of any salt cake generated by IMCO from the processing of Alcoa Product under this Agreement has been or will be designed, constructed and operated in accordance with RCRA Subtitle "C" requirements as in effect as of the time that such landfill was or is first constructed.

     Section 7.02 Worker Exposure. Notwithstanding any other term or condition
     ----------------------------
contained in the Agreement, IMCO agrees to indemnify, defend and hold harmless

Alcoa, its present and future officers, directors, shareholders, employees, representatives, agents, successors and assigns from and against all liabilities, claims, penalties, forfeitures, causes of action, suits and the costs and expenses incident thereto (including reasonable costs of defense, settlement and attorneys' fees, including the reasonable costs of attorneys employed by Alcoa), which Alcoa, its present and future officers, directors, shareholders, employees, representatives, agents, successors and assigns, or any of them may hereafter suffer, incur, become responsible for or pay out as a direct or indirect result of IMCO's employees being exposed to or coming into contact with the Products or the by-products and/or residues generated by IMCO in processing Alcoa's Products, provided that the proximate cause of any such exposure or contract is not the result of any act or omission of Alcoa.

     Notwithstanding any other term or condition contained in the Agreement, Alcoa agrees to indemnify, defend and hold harmless IMCO, its present and future officers, directors, shareholders, employees, representatives, agents, successors and assigns from and against all liabilities, claims, penalties, forfeitures, causes of action, suits and the costs and expenses incident thereto (including reasonable costs of defense, settlement and attorneys' fees, including the reasonable costs of attorneys employed by IMCO), which IMCO, its present and future officers, directors, shareholders, employees, representatives, agents, successors and assigns, or any of them may hereafter suffer, incur, become responsible for or pay out as a direct or indirect result of Alcoa's employees being exposed to or coming into contact with the

Products or the by-products and/or residues generated by IMCO in processing Alcoa's Products, provided that the proximate cause of any such exposure or contract is not the result of any act or omission of IMCO.

     Section 7.03 Notice of Non-Compliance. IMCO shall give Alcoa written notice
     ---------------------- --------------
of any notice of noncompliance or withdrawal of approved treatment, storage or disposal site status received by IMCO within five (5) business days of receipt for any site where the treatment, storage or disposal of any by-product and/or residue generated hereunder by IMCO from Alcoa-owned material may occur, including without limitation any landfill owned and operated by IMCO. IMCO shall use its best efforts to remedy such non-compliance or to obtain reinstatement of any such necessary approvals, and shall provide Alcoa with adequate written assurance of such remedying of non-compliance or reinstatement of approval.

     Section 7.04 Indemnity. IMCO agrees to indemnity, defend and hold harmless
     ----------------------
Alcoa, its present and future officers, directors, shareholders, employees, representatives, agents, successors and assigns from and against all liabilities, claims, penalties, forfeitures, causes of action, suits and the costs and expenses incident thereto (including reasonable costs of defense, settlement and attorneys' fees, including those reasonable costs of attorneys in the employ of Alcoa) which Alcoa, its present and future officers, directors, shareholders, employees, representatives, agents, successors and assigns, or any of them may hereafter suffer, incur, become responsible for or pay out as a result of any suit, administrative proceeding, citation, remediation demand, or judgment by any person or entity arising out of the spillage,

                          INSERTS TO SECTION 7.04 OF
                           IMCO PROCESSING AGREEMENT

1. Page 20, line 6, insert "other than those acts or omissions of Alcoa contemplated by this Agreement" after "act or omission of Alcoa".

2.  Page 20, line 16-7, delete "or indirectly".

3. Page 20, line 19-20, replace "as a consequence of or in any manner connected with Alcoa's performance of this Agreement" with "other than those acts or omissions of Alcoa (or of any subcontractor other than IMCO, representative, agent employee or invitee acting on Alcoa's behalf) contemplated by this Agreement".

release, discharge, disposal, or placement of any substance in or upon the air, soil or water directly or indirectly caused, in whole or in part, by any act or omission of IMCO or any subcontractor of IMCO, their representatives, agents, employees and invitees as a consequence of or in any manner connected with IMCO's performance of this Agreement, provided that the proximate cause of any such spillage, release, discharge, disposal or placement is not the result of any act of omission or Alcoa.

     Alcoa agrees to indemnify, defend and hold harmless IMCO, its present and future officers, directors, shareholders, employees, representatives, agents, successors and assigns from and against all liabilities, claims, penalties, forfeitures, causes of action, suits and the costs and expenses incident thereto (including reasonable costs of defense, settlement and attorneys' fees) which IMCO, its present and future officers, directors, shareholders, employees, representatives, agents, successors and assigns, or any of them may hereafter suffer, incur, become responsible for or pay out as a result of any suit, administrative proceeding, citation, remediation demand, or judgment by any person or entity arising out of the spillage, release, discharge, disposal, or placement of any substance in or upon the air, soil or water directly or indirectly caused, in whole or in part, by any act or omission of Alcoa or any subcontractor of Alcoa (other than IMCO), their representatives, agents, employees and invitees as a consequence of or in any manner connected with Alcoa's performance of this Agreement, provided that the proximate cause of any such spillage, release, discharge, disposal or placement is not the result of any act or omission of IMCO.

                          ARTICLE VIII. FORCE MAJEURE

     Section 8.01 Force Majeure. The term "Force Majeure," as used herein, shall
     --------------------------
mean any and all causes beyond the control and without the fault or negligence of the party failing to perform, such as acts of God, act of public authorities or regulatory agencies, acts of the public enemy, insurrections, riots, labor disputes, boycotts, labor and material shortages (including vendor failure), fires, explosions, floods, breakdowns of or damage to plants, equipment, or facilities, interruptions to transportation, embargoes, acts of military authorities, or other causes of a similar nature which wholly or partly prevent the performance by Alcoa or IMCO of their respective obligations hereunder.

     If, because of Force Majeure, either party hereto is unable to carry out any of its obligations under this Agreement (other than the obligation of a party to pay money in connection with the performance of this Agreement), and if such party shall promptly give to the other party concerned written notice of such Force Majeure, then the obligation of the party giving such notice shall be suspended as of the date of such notice to the extent made necessary by such Force Majeure event, but the party giving such notice shall use its best efforts to eliminate such Force Majeure insofar as possible with a minimum of delay.

     Either party hereto shall have the right to elect to suspend its obligations under this Agreement to deliver and accept RSI and Molten Metal or deliver and accept Product, as the case may be, for the period of time during which such Force Majeure may exist.

             ARTICLE IX. PROPRIETARY AND CONFIDENTIAL INFORMATION

     Section 9.01 Proprietary Information. Alcoa and IMCO acknowledge that, in
     ------------------------------------
the course of performing their duties under this Agreement, they will necessarily be supplied with confidential and/or proprietary information of the other party concerning business affairs, methods of operation, processes and other information.

     (a) For purposes of this Article VIII, the term "Confidential Information" shall mean any and all proprietary, trade secret, technical and other confidential information concerning the business or affairs of the provider, including but not limited to:

          (i) information concerning the design or method of production of any of the provider's products or services, including but not limited to all records, files, memorandum, reports, price lists, customer lists, drawings, plans, sketches, documents, equipment, production specifications, manufacturing processes and methods, production machinery, quality assurance methods, accounting systems, and the like;

          (ii) discoveries, inventions, copyrights, whether patentable or not, and including, without limitation, the nature and result of research, development, manufacturing, marketing, planning and other business activities and, in particular with respect to IMCO, all designs, concepts, processes and operational techniques in connection with IMCO's rotary furnaces; and

          (iii) ideas, concepts and mathematical formulas which comprise all of said confidential information.

     (b) It is agreed that the Confidential Information shall include all information described in Section 9.01(a) except for any information:

          (i) which is already in recipient's possession, by recipient's development;

          (ii) which is generally available to the public or which becomes generally available to the public through no act or failure to act on the part of recipient or recipient's agents or employees;

          (iii) which is disclosed to recipient on a non-confidential basis by a third party having no obligation to provide it on a confidential basis or to refrain from so doing; or

          (iv) which the recipient can demonstrate by written record was independently developed by persons who did not have access to provider's information.

     Alcoa hereby acknowledges that IMCO's rotary furnace design, construction and process is not known to or generally available to the public.

     Section 9.02 Non-Disclosure.  The parties hereby acknowledge that all
     ---------------------------
Confidential Information has been developed or acquired at considerable expense, and has independent economic value from not being known or readily ascertainable by others, and hereby covenant and agree that each will not communicate or divulge to, or use for the benefit of itself or any other person, firm, association, or corporation, without the prior written consent of the other party, any Confidential Information or

Procedures (as defined in Section 9.03 below) that maybe communicated to, acquired by, or learned by the other party in the course of or as a result of this Agreement.

     Section 9.03 Procedures. The parties hereby recognize that the other party
     -----------------------
has a property interest not only in the actual Confidential Information but also in the ideas, concepts, and mathematical formulas ("Procedures") which comprise said information. In addition to each party's duty not to disclose the Procedures as provided in Section 9.02, each further agrees that it will not integrate any of the Procedures into any of its products which it develops.

     Section 9.04 Labeling Confidential Information. The failure of either
     ----------------------------------------------
party to designate or label any property or information as confidential, proprietary or trade secret shall in no way affect the property's classification as such. In no instance shall any information disclosed to the other party, regardless of whether said information would constitute Confidential Information, be reproduced by the other party in any form whatsoever.

     Section 9.05 Equitable Relief. The parties hereby acknowledge and agree
     -----------------------------
that a breach by it of the provisions of this Article IX would cause the other party irreparable injury and damage which could not be reasonably or adequately compensated by damages at law. Therefore, each party expressly agrees that in addition to any other remedies provided for by law, in equity or pursuant to this Agreement, either party shall be entitled to injunctive or other equitable relief to prevent a breach of this Article IX by the other party.

                     ARTICLE X. NOTICES AND COMMUNICATIONS

     SECTION 10.01 Notices and Communications. All notices, demands, requests
     ----------------------------------------
and other communications required or permitted hereunder shall be in writing, and shall be deemed to be delivered, upon the earlier to occur of (i) actual receipt (ii) electronic transmission (fax) confirmed by the recipient and (iii) the deposit of both the original and the copy, as provided below, in a regularly maintained receptacle for the United States mail, registered or certified, return receipt requested, postage prepaid addressed as follows:

                                 As to Alcoa:

                          (When personally delivered)

                          Aluminum Company of America
                           Attn: George E. Bergeron
                             1100 Riverview Tower
                             900 South Gay Street
                          Knoxville, Tennessee 37902

                                      or

                           (If transmitted by mail)

                                  Alcoa - RPD
                           Attn: George E. Bergeron
                             1100 Riverview Tower
                             900 South Gay Street
                          Knoxville, Tennessee 37902

                                  As to IMCO:

                          (When personally delivered)

                              IMCO Recycling Inc.
                          Attention: Richard L. Kerr
                             Roane Industrial Park
                               Highway 27 South
                           Rockwood, Tennessee 37854

                                      or

                           (If transmitted by mail)

                              IMCO Recycling Inc.
                          Attention: Richard L. Kerr
                             Roane Industrial Park
                               Highway 27 South
                           Rockwood, Tennessee 37854

                ARTICLE XI. INSPECTION; REJECTIONS AND RETURNS

     Section 11.01 Inspection; Rejection And Returns. IMCO shall inspect all
     -----------------------------------------------
Alcoa-supplied items upon arrival at the Facility and shall advise Alcoa (i) promptly of any shortage or failure to meet any applicable specifications, and
(ii) whether conversion is affected by any such failure, as more fully described on Exhibit "A". In the event conversion is anticipated to be affected, IMCO shall delay conversion pending advice from Alcoa.

     All converted materials are subject to inspection by Alcoa or Alcoa's customers, as the case may be within a reasonable time after arrival at their indicated destination. If upon such inspection any such converted materials are found to be defective or of inferior quality or workmanship or not in compliance with the applicable specifications, Alcoa, in addition to any other remedies it may have, at its election may (i) return such products to IMCO's Facility for reprocessing and reshipment all at IMCO's cost and expense, (ii) require IMCO to reimburse Alcoa for

Alcoa's sales price of the converted materials less their scrap value or (iii) require IMCO to reimburse Alcoa for all transportation costs of such materials to and from IMCO's Facility and to and from their indicated destination, plus allocable conversion charges paid, and an amount equal to the cost of such materials in their unconverted form less the scrap value of the materials.

                          ARTICLE XII. DELIVERY COSTS

     Section 12.01 Cost Allocation. Alcoa shall deliver Product to IMCO and all
     -----------------------------
costs and charges for transportation of Product to IMCO shall be borne by Alcoa. All costs and charges for transportation of RSI and Molten Metal from IMCO to Alcoa shall be paid by Alcoa as provided herein.

                      ARTICLE XIII. DELIVERY INSTRUCTIONS

     Section 13.01 Direction. IMCO shall process and convert Product and arrange
     -----------------------
for delivery of Molten Metal to the Alcoa Plant and delivery of RSI pursuant to Alcoa's instructions to such points as Alcoa may from time to time designate.

                          ARTICLE XIV. SPECIFICATIONS

     Section 14.01 Conformity. The composition of RSI and/or MOlten Metal to be
     ------------------------
reclaimed from Product by IMCO shall conform to the applicable chemical specifications set forth in Exhibit "A." It is acknowledged that such relevant portions of Exhibit "A" may be revised by Alcoa and IMCO from time to time.

                   ARTICLE XV. INDEPENDENT STATUS OF PARTIES
                          AND LIMITATION OF AUTHORITY

     Section 15.01 Independent Status Of Parties. This Agreement does not
     -------------------------------------------
appoint either party the other's agent, or partner for any purpose whatsoever, nor does it grant to either party any right or authority to create any obligation or responsibility, expressed or implied, on behalf of or in the name of the other party, nor to bind the other party in any manner whatsoever. No partnership or joint venture is intended nor is created as a result of this Agreement but rather the parties' relationship shall be that of a supplier/customer and except as otherwise provided herein, each shall be solely answerable for the cost and expenses, consequences and damages arising out of their own acts and from the operation and maintenance of their respective businesses.

                            ARTICLE XVI. INDEMNITY

     Section 16.01 Alcoa's Indemnity. Alcoa hereby agrees to indemnify and hold
     -------------------------------
IMCO, its officers, directors and shareholders harmless from and against any and all damages, losses, liabilities, suits, actions, demands, proceedings (whether legal or administrative), and expenses (including but not limited to attorneys fees) arising, directly or indirectly, out of any action or failure to act by Alcoa, its employees or agents or any negligence, breach of this Agreement, or misrepresentation, on the part of Alcoa, its employees or agents. Subject to the provisions of Section 2.04, IMCO shall only be entitled to recover direct and incidental damages and not consequential damages.

     Section 16.02 IMCO's Indemnity. IMCO hereby agrees to indemnify and hold
     ------------------------------
Alcoa, its officers, directors and shareholders harmless from and against any and all damages, losses, liabilities, suits, actions, demands, proceedings (whether legal or administrative), and expenses (including but not limited to attorneys fees) arising, directly or indirectly, out of any action or failure to act by IMCO, its employees or agents or any negligence, breach of this Agreement, or misrepresentation, on the part of IMCO, its employees or agents. Notwithstanding anything contained this Agreement to the contrary, Alcoa shall only be entitled to recover direct and incidental damages and not consequential damages.

                          ARTICLE XVII. TERMINATION

     SEction 17.01 Termination.
     -------------------------

     (a) Either of the parties hereto may terminate this agreement by notice in writing to the other party in any of the following events:

          (i)    In accordance with the terms of Section 3.01 above;

          (ii) Application for or appointment of a receiver by the non-terminating party;

          (iii) Assignment for the benefit of creditors by the non-terminating party;

          (iv) Appointment of a committee of creditors or a liquidating agent by the non-terminating party;

          (v) An offer of composition or extension to creditors generally by the non-terminating party;

          (vi) The adjudication of the non-terminating party as bankrupt or insolvent;

          (vii) The non-terminating party files a voluntary petition for bankruptcy or admits in writing that it is unable to pay its debts as they become due; or

          (viii) Either party fails to cure a material default hereunder within sixty (60) days after receipt of written notice thereof from the non-defaulting party.

     The grace periods provided for in Subpart (viii) shall be extended during such period as the parties are negotiating in good faith with regard to a legitimate dispute with respect to the parties' obligations hereunder.

     (b) On any termination of this Agreement, IMCO shall ship all Alcoa-owned material in its possession as directed by Alcoa, provided that IMCO shall complete conversion of all Product shipped by Alcoa to IMCO prior to receipt of the notice of termination, unless Alcoa requests otherwise in writing.

     (c) No termination of this Agreement shall in any way affect the obligation of the other party with regard to the provisions of this Agreement previously matured and/or in effect, including, but not limited to, the obligations relating to confidentiality under Article IX hereof, the right to enforce any remedy for the breach of any terms of this Agreement or the indemnity obligations under Article XVI, which obligations and provisions shall survive any termination of this Agreement.

                        ARTICLE XVIII. REPRESENTATIONS

     Section 18.01 Representations Of Alcoa.
     --------------------------------------

     (a)  Authorization and Validity of Agreement. The execution, delivery and
          ---------------------------------------
performance by Alcoa of this Agreement have been duly authorized. No other corporate action on the part of Alcoa is necessary for the execution, delivery and performance by Alcoa of this Agreement. This Agreement has been duly executed and delivered by Alcoa and is a legal, valid and binding obligation of Alcoa, enforceable against Alcoa in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceedings therefor may be brought.

     (b)  No Conflict. Neither the execution and delivery of this Agreement, nor
          -----------
any other agreement or instrument executed and delivered by Alcoa under this Agreement does (i) conflict with, violate or result in a breach of the terms, conditions or provisions of, or constitute a default under, or accelerate or permit the acceleration of the performance under, the Certificate or Articles of Incorporation or Bylaws, as amended, of Alcoa, or any contract, judgment, order award or decree to which Alcoa is a party or is subject or by which it is bound or to which any of its assets is subject; (ii) require the approval, consent, authorization or other order or action of any court, governmental authority or regulatory body or filing or registration therewith or notice thereto; (iii) result in the violation by Alcoa of any law, rule, regulation or order of any jurisdiction; or (iv) require the consent, approval or authorization of any other person.

     Section 18.02 Representations of IMCO.
     -------------------------------------

     (a)  Authorization and Validity of Agreement. The execution, delivery and
          ---------------------------------------
performance by IMCO of this Agreement have been duly authorized. No other corporate action on the part of IMCO is necessary for the execution, delivery and performance by IMCO and is a legal, valid and binding obligation of IMCO, enforceable against IMCO in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceedings therefor may be brought.

     (b)  No Conflict. Neither the execution and delivery of this Agreement, nor
          -----------
any other agreement or instrument executed and delivered by IMCO under this Agreement does (i) conflict with, violate or result in a breach of the terms, conditions or provisions of, or constitute a default under, or accelerate or permit the acceleration of the performance under, the Certificate of Incorporation or Bylaws, as amended, of IMCO, or any contract, judgment, order, award or decree to which IMCO is a party or is subject or by which it is bound or to which any of its assets is subject; (ii) require the approval, consent, authorization or other order or action of any court, governmental authority or regulatory body or filing or registration therewith or notice thereto; (iii) result in the violation by IMCO of any law, rule, regulation or order of any jurisdiction; or (iv) require the consent, approval or authorization of any other person.

                            ARTICLE XIX. INSURANCE

     Section 19.01 Minimum Coverages. IMCO, at its expense, shall procure and
     -------------------------------
maintain in force so long as its business relationship with Alcoa as contemplated under this Agreement remains in effect, comprehensive general liability insurance, worker's compensation insurance (or a comparable self-insurance program) and cargo coverage insurance which IMCO in good faith deems reasonably sufficient to protect against any loss, liability, personal injury, death, property damage or expense whatsoever arising or occurring upon or in connection with the acts or omissions of IMCO, its employees, agents, common carriers and contractors, in connection with IMCO's movement or transportation of molten and/or cold metal aluminum and related products in the manner contemplated herein. IMCO shall, from time to time upon Alcoa's reasonable request, provide Alcoa with evidence that such insurance has been obtained.

                               ARTICLE XX. TAXES

     SECTION 20.01 Taxes. IMCO shall be responsible for all applicable taxes
     -------------------
imposed by any government in connection with the processing of Product pursuant to this Agreement, including, by way of example, taxes imposed on the creation, transportation, disposal, treatment, landfilling, stabilization, or incineration of waste or any byproducts or residues generated from the processing of Product, but not with respect to any state or federal income taxes imposed on sales of aluminum by Alcoa after being processed by IMCO from Product.

                             ARTICLE XXI. BAILMENT

     Section 21.01 Bailment. Toll transactions contemplated by this Agreement
     ----------------------
shall be considered as bailments involving the manipulation of the goods. Alcoa shall retain title and risk of loss to the Alcoa Products delivered to IMCO for conversion into aluminum pursuant to this Agreement. IMCO shall exercise such care in regard to the Alcoa Products as a reasonably careful person would exercise under like circumstances, including without limitation, care in the transportation of Molten Metal and RSI to the Alcoa Plant.

                     ARTICLE XXII. SETTLEMENT OF DISPUTES

     Section 22.01 Referral to Officers. Any disputes between Alcoa and IMCO
     ----------------------------------
which may arise from, or in consequence of this Agreement shall, unless settled by mutual agreement of the parties or by conciliation procedures agreed to by the parties, be referred for settlement by the officer of Alcoa who is then responsible for the Alcoa Plant or such other officer of Alcoa as may be designated by the Chief Executive Officer of Alcoa and the officer within IMCO who is then in charge of the Facility or such other officer as may be designated by the Chief Executive Officer of IMCO. Such officers may, if they so desire and agree, consult outside experts for assistance in arriving at the settlement of such dispute. Neither Alcoa nor IMCO shall take any action relating to the subject matter of a dispute during the dispute resolution period. If after sixty
(60) days following the initial notice of any such dispute to such officers the dispute has not been resolved, the parties may pursue any remedy available to them in law or in equity.

                         ARTICLE XXIII. MISCELLANEOUS

     Section 23.01 Benefit and Assignment. Subject to the restrictions contained
     ------------------------------------
in this Agreement prohibiting the assignment of this Agreement, this Agreement shall inure to the benefit of and be binding upon, the respective successors and assigns of the parties hereto. This Agreement shall not be assigned by either party without the express written consent of the other which consent shall not be unreasonably withheld or delayed. If Alcoa or IMCO proposes to assign this Agreement in accordance with terms of this Section 23.01, then Alcoa or IMCO, as the case may be, agrees to cause the person or entity to whom this Agreement will be assigned or transferred to assume in writing Alcoa's or IMCO's, as the case may be, obligations under this Agreement. Notwithstanding anything contained herein to the contrary, either party shall have the right to assign this Agreement to its direct or indirect wholly owned subsidiary. In addition, notwithstanding any provision herein to the contrary, no provision in this Agreement shall affect in any way the right or power of either Alcoa or IMCO, or their respective shareholders, to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in their respective capital structure or business, or any merger or consolidation of either of them, or any other corporate act or proceeding respecting them, whether of a similar character or otherwise. Notwithstanding anything in this Agreement to the contrary, the assignment of this Agreement by either party to a direct or indirect wholly owned subsidiary or any adjustment, recapitalization, reorganization, or other change or merger or consolidation described above shall in no way release said assignor of its obligations and duties under this Agreement.

     Section 23.02 Non-Waiver. The failure of either party at any time to
     ------------------------
enforce any provision of this Agreement shall not be construed to be a waiver of such provision or of the right of any party hereunder to enforce any such provision. No waiver by either party of any default shall operate as a waiver of any other default or of the same default on another occasion. No delay or omission by either party in exercising any right, power or remedy shall operate as a waiver thereof or of any other right, power or remedy. Subject to the limitations on consequential damages set forth in Sections 16.01 and 16.02, and in addition to the specific remedies of specific performance and damages described in Sections 2.04 and 2.05, each party acknowledges that the pursuit by the other party of any remedy hereunder is not exclusive and shall not limit, modify or be deemed to waive such other party's right to pursue any claim against such party by any action or actions brought in the appropriate judicial forum, in tort, by set off, by counterclaim, action for breach of contract or by the exercise of any other rights and remedies available at law or in equity.

     Section 23.03 Severability.  If any provision of this Agreement or the
     --------------------------
application thereof to any party or circumstance shall for any reason and to any extent be deemed invalid or unenforceable, the remainder of this Agreement and application of such provision to the other parties and other circumstances shall not

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

be affected thereby, but rather the invalid or unenforceable provision as applied to the particular party or circumstance shall be modified to the extent necessary so as to render said provision valid and enforceable while to the greatest extent possible accomplishing the intended purpose of said provision.

     Section 23.04 Entire Agreement. This writing constitutes the entire
     ------------------------------
Agreement between the parties relating to the subject matter described herein during the term hereof, and any extensions thereof, and supersedes all previous contracts. Neither party to this Agreement makes any representation to the other party except as expressly set forth in this Agreement. No modification or waiver of any of the terms of this Agreement shall bind either party unless in writing signed by duly authorized representatives of both Alcoa and IMCO.

     Section 23.05 Captions. Captions of the sections of this Agreement are for
     ----------------------
convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this Agreement.

     Section 23.06 Governing Law. This Agreement shall be construed under and
     ---------------------------
enforced according to the laws of the State of Texas.

     Section 23.07 Further Assurances. Subject to the terms and conditions
     --------------------------------
herein provided, Alcoa and IMCO shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to make effective as promptly and practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing.

     Section 23.08 Finder's and Broker's Fees. Alcoa and IMCO each represent and
     ----------------------------------------
warrant to the other that there are no claims (or any basis for any claims) for brokerage commissions, finder's fees or like payments in connection with this Agreement or the transactions contemplated hereby resulting from any action taken by either of them or on either of their behalf.

     Section 23.09 Counterparts. This Agreement may be executed in several
     --------------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 23.10 Time of the Essence. It is expressly agreed by Alcoa and IMCO
     ---------------------------------
that time is of the essence with respect to this Agreement.

     Section 23.11 Approvals.  Unless otherwise provided in this Agreement,
     -----------------------
whenever approval or consent is required of any party, consent shall not be unreasonably withheld or delayed.

     Section 23.12 Exhibits and Schedules. The Exhibits which are referenced in
     ------------------------------------
and attached to this Agreement are incorporated in and made a part of this Agreement for all purposes.

     Section 23.13 Substantiation. For purposes of substantiating IMCO's
     ------- ----- --------------
operating costs, as well as any other financial information or data of IMCO which relates to this Agreement and exhibits, including but not limited to increases in certain operating costs, IMCO shall record and account for such items in a manner which is consistent with its historical practice applied in a consistent manner or if it is determined by IMCO's independent Certified Public Accountants that it is appropriate to change said historical practice, then in a manner in conformity with generally accepted accounting principles with all said changes being fully disclosed to Alcoa.

     Section 23.14 References. When references appear in this Agreement to a
     ------------------------
Section, such reference where applicable, should also be deemed to refer to the appropriate Exhibit to this Agreement.

                                     * * *

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date first written above by their duly authorized representatives.



                                         Aluminum Company of America


                                         By /s/ GEORGE BERGERON
                                           -----------------------------------

                                         Title  President
                                              --------------------------------


                                         IMCO Recycling Inc.



                                         By /s/ RICHARD L. KERR
                                           -----------------------------------

                                         Title Exec V.P.
                                              --------------------------------

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